FORM NO. 8c

Registration No. 17460

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF ISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Issued Share Capital of

Frontline Ltd.

was delivered to the Registrar of Companies on the **3rd** of **February 2016** in accordance with section 46(5) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **15th** day of **February 2016**

Wakeel D Ming
for **Registrar of Companies**

Issued Share Capital prior to reduction:	US$ 781,937,645.00
Present Issued Share Capital:	US$ 156,387,529.00
Authorised Share Capital:	US$ 374,449,884.00

FORM NO. 17a **Registration No. 17460**

BERMUDA

NOTIFICATION OF DIMINUTION OF AUTHORISED BUT UNISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Diminution of Authorised but Unissued Share Capital of

Frontline Ltd.

was delivered to the Registrar of Companies on the **3rd** day of **February 2016** in accordance with section 45(1)(f) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **15th** day of **February 2016**

Wakeel D Ming
for **Registrar of Companies**

Authorised Share Capital before Cancellation:	US$ 1,000,000,000.00
Share Capital after Cancellation:	US$ 374,449,884.00

FORM NO. 7a **Registration No. 17460**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital
of

Frontline Ltd.

was delivered to the Registrar of Companies on the **3rd** day of **February 2016** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **15th** day of **February 2016**

Wakeel D Ming
for **Registrar of Companies**

Capital prior to increase:	US$ 374,449,884.00
Amount of increase:	US$ 125,550,116.00
Present Capital:	US$ 500,000,000.00